UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2019

NEW RESIDENTIAL INVESTMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35777	45-3449660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 479-3150

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Item 1.01  Entry into a Material Definitive Agreement.

On February 19, 2019 New Residential Investment Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), among the Company, FIG LLC, the Company’s manager, as selling stockholder (the “Selling Stockholder”), and Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as the representatives of the several underwriters named therein (collectively, the “Underwriters”). The following summary of certain provisions of the Underwriting Agreement is qualified in its entirety by reference to the complete Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.

Pursuant to the Underwriting Agreement, subject to the terms and conditions expressed therein, (i) the Company agreed to sell to the Underwriters an aggregate of 40,000,000 shares of the Company’s common stock and (ii) the Selling Stockholder agreed to sell to the Underwriters an aggregate of 297,096 shares of the Company’s common stock, at a price of $16.35 per share. In connection with the offering, the Company has granted the Underwriters an option for 30 days to purchase up to an additional 6,000,000 shares of common stock at a price of $16.35 per share. The shares of common stock are being sold pursuant to a prospectus supplement, dated February 19, 2019, and related prospectus, dated August 10, 2016, each filed with the Securities and Exchange Commission, relating to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-213058).

The Company and the Selling Stockholder have separately agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. If the Company or the Selling Stockholder is unable to provide the required indemnification, the Company or the Selling Stockholder, as the case may be, have agreed to contribute to payments the Underwriters may be required to make in respect of those liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholder, and customary conditions to closing. The offering is expected to close on February 22, 2019, subject to the conditions stated in the Underwriting Agreement.

Certain of the Underwriters and their affiliates have in the past provided, are currently providing and may in the future from time to time provide, investment banking and other financing, trading, banking, research, transfer agent and trustee services to the Company, its subsidiaries and its affiliates, for which they have in the past received, and may currently or in the future receive, fees and expenses. The net proceeds from the sale of common stock in the offering is expected to be used for investments and general corporate purposes. Additionally, certain of the Underwriters and their affiliates may sell assets to the Company from time to time.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being filed herewith:

No.	Description

1.1	Underwriting Agreement, dated February 19, 2019, among New Residential Investment Corp., FIG LLC, Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 22, 2019

NEW RESIDENTIAL INVESTMENT CORP.

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer